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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Focus Financial Partners Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FOCUS®

FOCUS®
FINANCIAL PARTNERS

# 2019 Proxy Statement

FOCUS®
FINANCIAL PARTNERS

## Notice of Annual Meeting

May 28, 2019
9 a.m. Eastern Time
Melville, New York

April 15, 2019 Dear Fellow Stockholder:

am pleased to invite you to our first Annual Meeting as a public company. From an idea that evolved from my kitchen table in 2004, my co-founders and I are proud of how far we have travelled in becoming the partnership of choice for entrepreneurial, growth-oriented and sophisticated wealth management firms committed to outstanding services for their clients. We appreciate your confidence in us and that you have chosen to share this journey with us as a stockholder.

2018 was an important inflection point for our business. In addition to completing a successful initial public offering, we generated record annual revenues with 37.4% year-over-year growth, completed 25 direct and merger transactions on behalf of our partner firms, further penetrated the ultra-high and high net worth sectors and achieved other financial and strategic goals.

The rapid growth in the fiduciary advice market underpins the confidence we have in the sustainability of our financial growth targets over the long term, while at the same time investing in our business. Our firm is highly differentiated, and I am confident that the qualities that have made Focus a leading global brand in wealth management will continue to be a catalyst for our future success and our ability to create superior stockholder value.

As we build our business and expand our partnership of leading registered investment advisors, we are mindful that we cannot execute against our strategy without a robust corporate governance framework. We believe that a strong Board with diverse skills and experience, skilled leadership and prudent financial management are all essential to delivering against our strategic priorities. We are also committed to actively engaging with you, our stockholders, to ensure we understand your perspectives and address your questions.

We look forward to discussing these and other aspects of our business at our 2019 Annual Meeting of Stockholders to be held on Tuesday, May 28, 2019 at 9 a.m. Eastern time. The attached Notice of Annual Meeting and the Proxy Statement describe the business that we will conduct at that meeting and provide additional information about Focus and its corporate governance. We value your engagement and encourage your participation.

Thank you again for your continuing support. Our Board of Directors and I look forward to seeing you at our Annual Meeting.

Sincerely,

Ruediger Adolf Founder, Chairman and Chief Executive Officer

Focus Financial Partners 2019 Proxy Statement    1

[1]	As of December 31, 2018.
[2]	Compound annual growth rate for total revenues for the years ended December 31, 2008 through December 31, 2018.
[3]	As of March 25, 2019.
[4]	Organic revenue growth represents the year-over-year growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by Focus' partner firms and partner firms that have merged, that for the periods presented are included in Focus's consolidated statements of operations for the annual periods presented. Focus believes these growth statistics are useful in that they present full-period revenue growth of partner firms on a "same store" basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.
[5]	For more information about Adjusted Net Income Per Share, please see our 2018 Annual Report on Form 10-K. These long-term objectives are forward-looking, are subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the control of Focus and its management, and are based upon assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. For discussion of some of the important factors that could cause these variations, please consult the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2018. Nothing in this proxy statement should be regarded as a representation by any person that these objectives will be achieved and we undertake no duty to update these long-term growth objectives as circumstances change.

2    Focus Financial Partners 2019 Proxy Statement

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Focus Financial Partners Inc.:

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders (the "Annual Meeting") of Focus Financial Partners Inc., a Delaware corporation ("Focus" or the "Company"), will be held on Tuesday, May 28, 2019 at 9 a.m. Eastern time at the Melville Marriott Long Island, 1350 Walt Whitman Road, Melville, NY 11747 to consider and vote upon the following proposals:

To elect the three directors named in this proxy statement to serve as Class I directors on the Company's Board of Directors (the "Board of Directors" or "Board") until the 2022 Annual Meeting of Stockholders, or until their successors are elected and qualified;

To ratify the selection by our audit committee of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2019; and

Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Only stockholders of record of the Company as of the close of business on April 8, 2019 are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Each share of the Company's Class A common stock and Class B common stock entitles the holder thereof to one vote.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination at a Focus office located at 420 Lexington Avenue, Suite 300, New York, New York 10170 for a period of ten days prior to the Annual Meeting. This list of stockholders will also be available for inspection at the Annual Meeting and may be inspected by any stockholder for any purpose germane to the Annual Meeting.

Your vote is important. Proxy voting permits stockholders unable to attend the Annual Meeting to vote their shares through a proxy. By appointing a proxy, your shares will be represented and voted in accordance with your instructions. You can vote your shares by completing and returning your proxy card by mail, or by submitting your proxy by telephone or online in accordance with the instructions on the enclosed proxy card or voting instruction form, as discussed in greater detail in this proxy statement. Proxy cards that are signed and returned, but do not include voting instructions, will be voted by the proxy holders as recommended by the Board of Directors. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting by following the instructions included in this proxy statement and on the proxy card or voting instruction form.

By Order of the Board of Directors,

J. Russell McGranahan General Counsel and Corporate Secretary

Focus Financial Partners 2019 Proxy Statement    3

Important Notice Regarding the Availability of Proxy Materials
for the 2019 Annual Meeting of Stockholders

to Be Held on

Tuesday, May 28, 2019 at 9 a.m. Eastern time
at the Melville Marriott Long Island, 1350 Walt Whitman Road, Melville, NY 11747

The proxy statement and 2018 annual report to stockholders are available at
 http://www.astproxyportal.com/ast/22304/

4    Focus Financial Partners 2019 Proxy Statement

Focus Financial Partners 2019 Proxy Statement    5

875 Third Avenue, 28th Floor
New York, New York 10022

PROXY STATEMENT
2019 ANNUAL MEETING OF STOCKHOLDERS

SUMMARY

This summary highlights certain information contained in this proxy statement. As it is only a summary, please review the entire proxy statement before voting.

ANNUAL MEETING INFORMATION

Date and Time:	Tuesday, May 28, 2019, at 9 a.m. Eastern time
Location:	Melville Marriott Long Island, 1350 Walt Whitman Road, Melville, NY 11747
Record Date:	April 8, 2019
Mailing Date:	Beginning April 15, 2019
Voting:
Each share of Focus' Class A common stock and Class B common stock outstanding on the Record Date is entitled to one vote. You may vote by telephone, internet, mail or by attending the Annual Meeting. Please see "How do I vote?" on page 9.

PROPOSALS AND RECOMMENDATIONS

Proposal		Board's Voting Recommendation	Vote Required for Approval	Page References (for more detail)
Proposal One:	Election of Class I Directors	FOR EACH NOMINEE	PLURALITY OF VOTES CAST	12

Proposal Two:	Ratification of Appointment of Independent Auditors	FOR	MAJORITY OF VOTES PRESENT	14

DIRECTOR NOMINEES

The Board of Directors has nominated the three directors named below for election to the Board of Directors as Class I directors at the Annual Meeting and recommends "FOR" the election of each director nominee. Each nominee is currently a director of the Company. The following table provides summary information about each nominee, including committee assignments. See "Proposal One" on page 12 for additional information regarding the nominees.

Name	Independent	Audit Committee	Compensation Committee	Nominating and Governance Committee

Ruediger Adolf*	—	—	—	—

James D. Carey**	•	—	•	—

Christopher J. Harrington***	•	—	—	•

• = Member

* = Board Chairman and Chief Executive Officer

** = Nominated pursuant to Stone Point Nomination Agreement

*** = Nominated pursuant to KKR Nomination Agreement

6    Focus Financial Partners 2019 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

What is this proxy statement?

This proxy statement and the enclosed proxy card are being made available to you in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or "Board") of Focus Financial Partners Inc., a Delaware corporation (the "Company," "we," "us," and "our"), for use at the 2019 Annual Meeting, or at any adjournments or postponements thereof. This proxy statement summarizes the information that you need to make an informed decision on the proposals to be considered at the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy solicitation materials, including this proxy statement, primarily via the internet rather than mailing paper copies of these materials to each stockholder. Beginning on April 15, 2019, we will mail to each stockholder a Notice of Internet Availability of Proxy Materials (the "Notice of Availability") containing instructions on how to access the proxy materials, vote, or request paper copies.

What is included in the proxy materials?

Our proxy solicitation materials include the Notice of Availability, this proxy statement (including the Notice of 2019 Annual Meeting of Stockholders and proxy card) and Focus' Annual Report for the year ended December 31, 2018.

What proposals will be addressed at the Annual Meeting?

Stockholders will be asked to consider the following proposals at the Annual Meeting:

  1.
  To elect the three directors named in this proxy statement to serve as Class I directors on the Board until the 2022 Annual Meeting of Stockholders or until their successors are elected and qualified; and

  2.
  To ratify the selection by our audit committee of Deloitte & Touche LLP ("Deloitte") to serve as our independent registered public accounting firm for the year ending December 31, 2019.

We will also consider any other business that properly comes before the Annual Meeting, although we are not currently aware of any business to be acted upon other than the matters discussed in this proxy statement.

How does the Board of Directors recommend that I vote?

Our Board of Directors unanimously recommends that stockholders vote "FOR" each nominee for director and "FOR" the ratification of the selection of Deloitte as our independent registered public accounting firm.

Who may vote during the Annual Meeting?

Stockholders who owned shares of Focus' Class A common stock, par value $0.01 per share ("Class A common stock"), and Class B common stock, par value $0.01 per share ("Class B common stock" and, together with the Class A common stock, the "common stock"), as of the close of business on April 8, 2019 (the "Record Date") are entitled to attend and vote at the Annual Meeting. Each share of Focus' Class A common stock and Class B common stock entitles the holder thereof to one vote. As of the Record Date, there were 46,675,183 shares of Class A common stock and 22,568,831 shares of our Class B common stock issued and outstanding.

How many votes must be present to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, the holders of a majority in voting power of the outstanding shares of Class A common stock and Class B common stock entitled to vote at the meeting must be present in

Focus Financial Partners 2019 Proxy Statement    7

person or represented by proxy at the Annual Meeting. For the avoidance of doubt, abstentions and broker non-votes are treated as present for purposes of determining the presence or absence of quorum.

Your shares are counted as present at the Annual Meeting if (a) you attend the Annual Meeting, (b) you vote (either by mail, telephone or online) in advance of the Annual Meeting (even if you abstain from voting on either proposal or both proposals) or at the Annual Meeting, or (c) your shares are registered in the name of a bank or brokerage firm (whether or not you provide voting instructions). On April 8, 2019, there were 46,675,183 shares of Class A common stock and 22,568,831 shares of Class B common stock outstanding and entitled to vote. Consequently, 34,622,008 shares of common stock must be present at the Annual Meeting to constitute a quorum.

How many votes do I have?

Each share of Class A common stock and Class B common stock is entitled to one vote on each matter that comes before the Annual Meeting. Information about the stock holdings of our directors, executive officers and certain significant stockholders is contained in the section of this proxy statement entitled "Security Ownership of Certain Beneficial Owners and Management."

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company's transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice of Availability was sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a broker, bank, broker-dealer, custodian or other similar organization, then you are the beneficial owner of shares held in "street name," and the Notice of Availability was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting during the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account, but you must follow the instructions that organization has provided to you in order to vote or attend the Annual Meeting. Those instructions are contained in a "voting instruction form" provided to you by that organization.

What is the proxy card?

The proxy card enables you to appoint the persons listed on the proxy card, each as your representative at the Annual Meeting. By completing and returning the proxy card, you are authorizing the persons listed on the proxy card to vote your shares during the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend, it is strongly recommended that you complete and return your proxy card or vote via telephone or online before the Annual Meeting date in case your plans change. If a proposal comes up for vote during the Annual Meeting that is not on the proxy card, the representatives you have appointed as proxies will vote your shares, under your proxy, according to their best judgment.

You may request a printed copy of the proxy card by calling +1-888-PROXY-NA (+1-888-776-9962) in the United States or +1-718-921-8562 from foreign countries from any touch-tone telephone or online at https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials.

8    Focus Financial Partners 2019 Proxy Statement

How do I vote?

If you are a stockholder of record of the Company's shares, there are three ways to vote:

  •
  Via Telephone or Online Prior to the Annual Meeting. You may vote your shares by telephone by calling +1-800-PROXIES (+1-800-776-9437) in the United States or +1-718-921-8500 from foreign countries from any touch-tone telephone and following the instructions. To vote your shares online, please visit the web address https://www.voteproxy.com. If you choose to vote online in advance of the Annual Meeting, have your Notice of Availability, or proxy card if you requested one, in hand when you access the website noted above and follow the instructions.

  •
  By Mail. You may vote by proxy by requesting printed copies of the proxy materials, filling out the proxy card and sending it back in the envelope provided.

  •
  During the Annual Meeting. You may attend and vote during the Annual Meeting if you pre-register and obtain an admission ticket by May 14, 2019. An admission ticket and a valid, government-issued photographic identification are required to enter the Annual Meeting.

    If you would like to attend the Annual Meeting, please follow the instructions under "How do I pre-register?" on page 9 to pre-register by May 14, 2019.

If you are a beneficial owner of shares held in street name, there are three ways to vote:

  •
  Via Telephone or Online Prior to the Annual Meeting. You may vote by submitting your vote in advance of the Annual Meeting by telephone or online if those options are made available to you by your broker, bank, broker-dealer, custodian or other similar organization, in accordance with the instructions on the voting instruction form provided to you by that organization. Although most banks, brokers and other nominees offer these voting alternatives, availability and specific procedures vary by institution.

  •
  By Mail. You may vote by filling out the voting instruction form and sending it back in the envelope provided by your broker, bank, broker-dealer, custodian or other similar organization that holds your shares.

  •
  During the Annual Meeting. You may attend and vote during the Annual Meeting if you pre-register and obtain an admission ticket by May 14, 2019; in addition, you will need to obtain a "legal proxy" from the organization holding your shares to vote at the Annual Meeting. An admission ticket and a valid, government-issued photographic identification are required to enter the Annual Meeting.

    If you would like to attend the Annual Meeting, please follow the instructions under "How do I pre-register?" on page 9 to pre-register by May 14, 2019.

How do I pre-register?

Attendance at the Annual Meeting is limited to our stockholders (or their authorized representatives) as of the Record Date. An admission ticket and a valid, government-issued photographic identification are required to enter the Annual Meeting. In order to pre-register and obtain an admission ticket, please follow the instructions below by May 14, 2019.

  •
  Stockholder of Record. If you are a stockholder of record, you may pre-register and obtain an admission ticket by emailing us at annualmeetingregistration@focuspartners.com, and providing your name as it appears on your stock ownership record and your mailing address.

Focus Financial Partners 2019 Proxy Statement    9

  •
  Authorized Representative of Stockholder of Record. If you are a stockholder of record and intend to appoint an authorized representative to attend the meeting on your behalf, you may pre-register and obtain an admission ticket by emailing us at annualmeetingregistration@focuspartners.com and providing your name as it appears on your stock ownership record and your mailing address, the name and mailing address of your authorized representative, and a signed authorization appointing such individual to be your authorized representative at the Annual Meeting.

  •
  Beneficial Owner of Shares Held in Street Name. If you are a beneficial owner of shares held in street name, you may pre-register and obtain an admission ticket by emailing us at annualmeetingregistration@focuspartners.com and providing your name, mailing address and evidence of your stock ownership as of the Record Date. A copy of your bank or brokerage statement showing your holdings as of the Record Date will suffice as evidence of ownership, or you can obtain a letter from the institution holding your shares. In addition, you will need to obtain a "legal proxy" from the organization holding your shares in order to vote at the Annual Meeting.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy (either voting by telephone or online, or by filling out a proxy card). Proxy cards that are signed and returned, but do not include voting instructions, will be voted by the proxy holders as recommended by the Board of Directors.

If you are a beneficial owner, your shares may be voted under certain circumstances if they are held in the name of a bank or brokerage firm. Banks and brokerage firms generally have the authority to vote shares absent instructions from their customers on certain "routine" matters, including the ratification of the selection of the independent registered public accounting firm. At the Annual Meeting, your shares may only be voted by your bank or brokerage firm without your voting instructions on Proposal Two.

Brokers are prohibited from exercising discretionary authority on non-routine matters. Proposal One is considered a non-routine matter, and therefore brokers cannot exercise discretionary authority regarding this proposal for beneficial owners who have not returned voting instructions to the brokers. When brokers cannot exercise discretionary authority and do not receive voting instructions from beneficial owners, this results in "broker non-votes," which are still counted for purposes of determining quorum, but which do not impact the outcome of Proposal One.

What vote is required to elect directors?

Directors are elected by a plurality of the votes cast at the Annual Meeting. Neither abstentions nor broker non-votes will have a direct effect on this proposal, assuming that a quorum is present. There are no cumulative voting rights.

What vote is required to ratify the selection by the Company's audit committee of Deloitte as its independent registered public accounting firm?

Approval of the proposal to ratify the selection of Deloitte as the Company's independent registered public accounting firm requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the Annual Meeting. Abstentions will count as a vote against this proposal. There are not expected to be broker non-votes on this proposal as brokers can exercise discretionary authority regarding this proposal.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may vote again by signing and returning a new proxy card, or by

10    Focus Financial Partners 2019 Proxy Statement

submitting a later vote via telephone or online, or by attending the Annual Meeting and voting at the Annual Meeting. Attending the Annual Meeting will not automatically revoke your proxy unless you vote again during the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the Annual Meeting to the attention of Focus' Corporate Secretary at 875 Third Avenue, 28th Floor, New York, New York 10022.

If your shares are held of record by a broker, bank, broker-dealer, custodian or other similar organization, you must alert that institution that you wish to change your vote by following the procedures on the voting instruction form provided to you by such institution.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential to the extent possible and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which Focus is required to file with the SEC within four business days following the Annual Meeting.

Who bears the cost of soliciting proxies?

Focus will bear the cost of soliciting proxies and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

Where can I obtain additional information about Focus?

Focus makes available free of charge, through its website at www.focusfinancialpartners.com, under the headings "Investor Relations / Financials & Filings", its annual report to stockholders, 2018 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement, and form of proxy and all amendments to these reports no later than the day on which such materials are first sent to security holders or made public.

Focus will provide, without charge to a stockholder upon written request, a copy of Focus' annual report to stockholders, 2018 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement, and form of proxy and all amendments to those reports. Written requests for copies should be sent to the attention of Corporate Secretary, Focus Financial Partners Inc., 875 Third Avenue, 28th Floor, New York, NY 10022. Copies may also be accessed electronically via the SEC website at https://www.sec.gov. The Annual Report on Form 10-K for the year ended December 31, 2018 is not part of the proxy solicitation materials.

Focus Financial Partners 2019 Proxy Statement    11

PROPOSALS TO BE CONSIDERED BY STOCKHOLDERS PROPOSAL ONE—ELECTION OF THREE CLASS I DIRECTORS

Our Amended and Restated Certificate of Incorporation provides for a Board of Directors classified into three classes as nearly equal in number as is reasonably possible, whose terms of office expire in successive years. Our Board of Directors now consists of eight directors as set forth below in the section entitled "Directors and Executive Officers," and the terms of the current Class I directors, Messrs. Adolf, Carey and Harrington, expire at the Annual Meeting.

Our Board of Directors has nominated Messrs. Adolf, Carey and Harrington for reelection, as directors in Class I, based on the recommendation of the nominating and governance committee, each to hold office until the Annual Meeting of Stockholders in 2022, or until their successors are elected and qualified or, if earlier, the directors' death, disability, resignation, disqualification or removal.

NOMINEES

Ruediger Adolf

Mr. Adolf has served as our Chief Executive Officer and Chairman and as a member of our Board of Directors since our formation in 2015. Mr. Adolf founded Focus Financial Partners, LLC ("Focus LLC"), our subsidiary, and has served as Chief Executive Officer of Focus LLC since 2004. He also served as a member of the board of managers of Focus LLC from 2004 to 2018. From 1998 to 2003, Mr. Adolf served as Senior Vice President and General Manager of the American Express ("AMEX") Global Brokerage and Banking division. Prior to this role, Mr. Adolf was Senior Vice President of Strategy and Business Development. Before joining AMEX, Mr. Adolf was a partner at McKinsey & Company. Mr. Adolf holds a Mag. iur. and a Dr. iur. from the University of Innsbruck, Austria.

Mr. Adolf is qualified to serve as a director because of his operational and historical experience as our Founder and Chief Executive Officer, and as a member of our Board of Directors. Mr. Adolf is also qualified because of his extensive experience in the financial services industry, particularly in the wealth management industry.

James D. Carey

Mr. Carey has served on our Board of Directors since July 2018. Mr. Carey is a Senior Principal of Stone Point Capital LLC (together with its affiliates, "Stone Point"). He has been with Stone Point or its predecessor entities since 1997. Mr. Carey currently serves on the boards of directors of Alliant Insurance Services, Inc., Amherst Pierpont Securities LLC, Citco III Limited, Eagle Point Credit Management LLC, Enstar Group Limited, New Point Limited VII, Kestra Financial Holdings GP LLC, Sedgwick Claims Management Services, Inc., StarStone Specialty Holdings Ltd. and Privilege Underwriters Inc. Mr. Carey holds a Bachelor of Science from Boston College, a Juris Doctor from Boston College Law School and a Master of Business Administration from Duke University Fuqua School of Business.

Mr. Carey is qualified to serve as a director because of his extensive financial services industry and board experience, and because of his affiliation with Stone Point. Mr. Carey was nominated by the Board of Directors in accordance with our nomination agreement with Stone Point.

12    Focus Financial Partners 2019 Proxy Statement

Christopher J. Harrington

Mr. Harrington has served on our Board of Directors since July 2018. Mr. Harrington served on the board of managers of Focus LLC from July 2017 to July 2018. Mr. Harrington is a Member of Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, "KKR" and, together with Stone Point, our "private equity investors"). He joined KKR in 2008 and is a senior member of that firm's financial services industry team on its Americas Private Equity platform. Mr. Harrington currently serves on the boards of directors of Mr. Cooper Group, Privilege Underwriters and USI Insurance Services. Prior to joining KKR, Mr. Harrington was with Merrill Lynch & Co., where he was involved in a variety of acquisitions, divestitures, and other corporate advisory transactions. Mr. Harrington holds a Bachelor of Arts from Harvard College and a Juris Doctor from Harvard Law School.

Mr. Harrington is qualified to serve as a director because of his extensive financial services industry and board experience, and because of his affiliation with KKR. Mr. Harrington was nominated by the Board of Directors in accordance with our nomination agreement with KKR.

REQUIRED VOTE

The three nominees receiving the highest number of affirmative votes shall be elected as directors. You may withhold votes from any or all nominees.

RECOMMENDATION

Our Board of Directors recommends a vote "FOR" the election to the Board of Directors of each of the abovementioned nominees.

Focus Financial Partners 2019 Proxy Statement    13

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the audit committee's selection of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2019. The audit committee is directly responsible for appointing Focus' independent registered public accounting firm and is not bound by the outcome of this vote. However, if the stockholders do not ratify the selection of Deloitte, our audit committee intends to reconsider the selection of Deloitte as our independent registered public accounting firm going forward. A representative of Deloitte is expected to be present at the Annual Meeting. That representative will have an opportunity to make a statement if he/she desires to do so and will be available to answer appropriate questions from stockholders.

The following is a summary of fees paid to Deloitte for audit, audit-related, tax and other services provided during the years ended December 31, 2018 and December 31, 2017.

Audit Fees. Audit fees represent professional services rendered for the audits of our 2018 and 2017 consolidated financial statements. These fees also include interim procedures and the review of consolidated financial statements included in our Quarterly Form 10-Q reports.

Audit-Related Fees. Audit-related fees for 2018 represent services performed in relation to our Registration Statement on Form S-1 in connection with our initial public offering and certain other public filings, including comfort letters, consents and reviews of documents filed with the SEC. Audit-related fees for 2017 represent services provided in connection with Focus LLC's convertible preferred unit offering and related tender offer.

Tax Fees. Tax fees consist of fees billed for tax due diligence services in the respective periods.

All Other Fees. All other fees include subscriptions for online technical accounting resources provided by Deloitte in the respective periods.

	2018	2017
Audit Fees	$2,019,482	$1,657,484

Audit-Related Fees	$1,067,247	$200,502

Tax Fees	$16,272	$135,001

All Other Fees	$2,927	$2,927

Total	$3,105,928	$1,995,914

PRE-APPROVAL POLICY

Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are approved by the audit committee prior to the completion of the audit).

VOTE REQUIRED

The ratification of the appointment of Deloitte requires the affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the Annual Meeting.

RECOMMENDATION

Our Board of Directors recommends a vote "FOR" the ratification of the selection by the audit committee of Deloitte as our independent registered public accounting firm.

14    Focus Financial Partners 2019 Proxy Statement

AUDIT COMMITTEE REPORT[1]

The audit committee's primary responsibilities are to assist the Board with oversight of the integrity of Focus' financial statements, the independent auditor's qualifications and independence, the performance of Focus' internal audit function and independent auditor, Focus' compliance with legal and regulatory requirements, and enterprise risk generally. For more information about our audit committee's responsibilities, see "Corporate Governance – Committees of the Board of Directors – Audit Committee" and our audit committee charter.

It is not the duty of the audit committee to prepare Focus' financial statements, to plan or conduct audits, or to determine that Focus' financial statements are complete and accurate and are in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Focus' management is responsible for preparing Focus' financial statements, and for maintaining internal control over financial reporting and disclosure controls and procedures. Focus' independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of Focus in conformity with GAAP.

In performing its oversight role, the audit committee has reviewed and discussed Focus' audited financial statements with management and with Deloitte & Touche LLP ("Deloitte"), Focus' independent registered public accounting firm for 2018.

The audit committee has further discussed with Deloitte the matters required to be discussed under applicable Public Company Accounting Oversight Board ("PCAOB") standards. The audit committee has received from Deloitte the written disclosures required by applicable PCAOB rules regarding Deloitte's independence, and has discussed with Deloitte its independence.

Based on the review and discussions referred to above, the audit committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in Focus' Annual Report on Form 10-K for the year ended December 31, 2018.

Audit Committee of the Board of Directors
Deborah D. McWhinney Noah Gottdiener Fayez Muhtadie

1 The information contained in this Audit Committee Report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

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DIRECTORS AND EXECUTIVE OFFICERS

The current directors and executive officers of Focus are as follows:

Name	Position	Age	Class

Ruediger Adolf*	Chief Executive Officer and Chairman of the Board of Directors	56	Class I

Rajini Sundar Kodialam	Chief Operating Officer and Director	51	Class II(a)

James Shanahan	Chief Financial Officer	48	—

James D. Carey*	Independent Director	52	Class I

Fayez S. Muhtadie	Independent Director	41	Class III(b)

Christopher J. Harrington*	Independent Director	38	Class I

Deborah D. McWhinney	Independent Director	64	Class III(b)

Noah Gottdiener	Independent Director	62	Class II(a)

Joseph Feliciani, Jr.	Independent Director	62	Class II(a)

* = Nominated for election to the Board as a Class I director at the Annual Meeting.

(a) = Slated to serve until the 2020 Annual Meeting of Stockholders.

(b) = Slated to serve until the 2021 Annual Meeting of Stockholders.

Set forth below are the backgrounds of our executive officers and our directors who are not nominated for election to the Board at the Annual Meeting because they are assigned to Class II or Class III and, therefore, their terms continue until our Annual Meetings of Stockholders in 2020 and 2021, respectively.

CLASS II DIRECTORS

Joseph Feliciani, Jr.

Mr. Feliciani has served on our Board of Directors since April 2019. Mr. Feliciani served as the Chief Operating Officer of Finance of BlackRock, Inc. ("BlackRock") from 2016 through his retirement in 2018 and as the Chief Accounting Officer of BlackRock from 1998 through 2016. During his tenure at Blackrock, he served as Chair of that firm's retirement committee and as a member of the Finance Executive Committee, Global Operating Committee and Enterprise Risk Management Committee. Prior to joining BlackRock, Mr. Feliciani was the Controller of the asset management business of PNC Financial Services Group, Inc. Mr. Feliciani holds a Bachelor of Business Administration with a concentration in Accounting from Temple University.

Mr. Feliciani is qualified to serve as a director because of his financial services industry, risk management and public company corporate governance experience.

16    Focus Financial Partners 2019 Proxy Statement

Noah Gottdiener

Mr. Gottdiener has served on our Board of Directors since July 2018. Mr. Gottdiener has served as Chief Executive Officer and Chairman of the board of directors of Duff & Phelps Corp ("Duff & Phelps") since 2004. He also served as Chief Executive Officer and a member of the board of managers of Duff & Phelps Acquisitions, LLC, a subsidiary of Duff & Phelps. Prior to joining Duff & Phelps, Mr. Gottdiener was the founding partner of Stone Ridge Partners LLC ("Stone Ridge"), a mergers and acquisitions advisory firm. Prior to founding Stone Ridge, he was a Partner of Thomas Weisel Partners, a Partner of Furman Selz LLC and a Managing Director at Lehman Brothers. Mr. Gottdiener holds a Bachelor of Arts from Princeton University and a Master of Business Administration from Harvard Business School.

Mr. Gottdiener is qualified to serve as a director because of his financial services industry and board experience.

Rajini Sundar Kodialam

Ms. Kodialam has served as our Chief Operating Officer since our formation in 2015 and has served on our Board of Directors since July 2018. Ms. Kodialam co-founded Focus LLC and has served as Managing Director of Focus LLC since 2005, and served as a member of the board of managers from July 2017 to July 2018. Prior to co-founding Focus LLC, Ms. Kodialam worked at AMEX from 1998 to 2005 where she served as a Vice President from 1999 to 2005. Prior to joining AMEX, Ms. Kodialam was with McKinsey & Company. Ms. Kodialam holds a Master of Business Administration in Finance and Marketing from the Columbia University Graduate School of Business, a Post Graduate Diploma in Management from the Indian Institute of Management, Ahmedabad and a Bachelor of Arts from Delhi University, India.

Ms. Kodialam is qualified to serve as a director because of her operational and historical experience as a co-founder and Managing Director of Focus LLC and as a member of our Board of Directors, as well as her extensive experience in the financial services industry.

CLASS III DIRECTORS

Deborah D. McWhinney

Ms. McWhinney has served on our Board of Directors since July 2018. Ms. McWhinney was with Citigroup, Inc. ("Citi") from 2009 to 2014, where she served as Chief Executive Officer of Global Enterprise Payments from September 2013 to January 2014, as Chief Operating Officer of Global Enterprise Payments from February 2011 to September 2013, and as President of Personal Banking and Wealth Management from May 2009 to February 2011. Prior to joining Citi, Ms. McWhinney was with The Charles Schwab Corporation ("Schwab"), where she served as President of Schwab Institutional from 2001 to 2007 and as Chair of the Global Risk Committee of Schwab from 2004 to 2007. Ms. McWhinney currently serves on the boards of directors of BorgWarner Inc., Fluor Corporation and IHS Markit Ltd. She previously served on the board of managers of Focus LLC from 2007 to 2009 and the board of directors of Lloyds Banking Group plc from 2015 to 2018 and Fresenius Medical Care AG & Co. from 2016 to 2018. Ms. McWhinney holds a Bachelor of Science from University of Montana and a Certificate of Completion with honors from Pacific Coast Banking School.

Ms. McWhinney is qualified to serve as a director because of her financial services industry and board experience.

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Fayez S. Muhtadie

Mr. Muhtadie has served on our Board of Directors since July 2018 and served on the board of managers of Focus LLC from July 2017 to July 2018. Mr. Muhtadie is a Senior Principal of Stone Point. Prior to joining Stone Point in 2003, Mr. Muhtadie worked at Credit Suisse First Boston as an analyst in the Financial Institutions Investment Banking Group and as a financial analyst at Aon Capital Markets. Mr. Muhtadie currently serves on the boards of directors of Greenspoint Capital LLC, Kestra Financial Holdings GP LLC, LegalShield Corporation, Newport Holdings and SKY Harbor Capital Holdings LLC. Mr. Muhtadie is a graduate of The Ohio State University and holds a Master of Business Administration from the Columbia University Graduate School of Business.

Mr. Muhtadie is qualified to serve as a director because of his financial services industry and board experience and his affiliation with Stone Point. Mr. Muhtadie was nominated by the Board of Directors in accordance with our nomination agreement with Stone Point.

EXECUTIVE OFFICERS[2]

James Shanahan

Mr. Shanahan has served as our Chief Financial Officer since our formation in 2015 and has served as Chief Financial Officer of Focus LLC since 2006. From 2001 to 2006, Mr. Shanahan served in the Chief Financial Officer/Vice President of Operations roles for Sybari Software, a software security company that became a subsidiary of Microsoft in 2005. Prior to Microsoft, Mr. Shanahan was with PricewaterhouseCoopers from 1992 to 2001 where he last served as a Senior Audit Manager. Mr. Shanahan is a Certified Public Accountant and holds a Master of Business Administration and a Bachelor of Business Administration from Hofstra University. Additionally, Mr. Shanahan is a Chartered Financial Consultant and Personal Financial Specialist.

2 Biographies of Ruediger Adolf and Rajini Sundar Kodialam provided on pages 12 and 17, respectively.

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CORPORATE GOVERNANCE

COMPOSITION OF OUR BOARD OF DIRECTORS

Our Board of Directors consists of eight members, including our Chief Executive Officer and Chief Operating Officer. Our directors are divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors serve until our Annual Meetings of Stockholders in 2019, 2020 and 2021, respectively. Messrs. Adolf, Carey and Harrington are assigned to Class I, Ms. Kodialam and Messrs. Feliciani and Gottdiener are assigned to Class II, and Ms. McWhinney and Mr. Muhtadie are assigned to Class III. At each Annual Meeting of Stockholders, directors will be elected to succeed the class of directors whose terms have expired.

In connection with our initial public offering, we entered into nomination agreements with investment vehicles affiliated with Stone Point and KKR. Stone Point has the right to nominate two members of our Board of Directors for so long as it holds at least 50% of the interest it held, in the form of our Class A and Class B common stock on a combined basis, on the date of our initial public offering. Stone Point also has the right to nominate one member of our Board of Directors for so long as it holds 5% of our Class A and Class B common stock outstanding on a combined basis. Additionally, Stone Point has the right to nominate at least two directors, for so long as it has the right to nominate two directors, and then one director, for so long as it has the right to nominate one director, for service on our compensation committee. Stone Point also has the right to nominate one director, for so long as it has the right to nominate as least one director, for service on our nominating and governance committee. Stone Point has nominated Mr. Muhtadie and Mr. Carey to serve on our Board of Directors. KKR has the right to nominate one member of our Board of Directors for so long as it holds at least 5% of our Class A and Class B common stock outstanding on a combined basis. KKR has the right to nominate one director for service on our nominating and governance committee and as an observer on our compensation committee, in each case, for so long as it has the right to nominate one director. KKR has nominated Mr. Harrington to serve on our Board of Directors.

Any replacement directors nominated by Stone Point or KKR must be an employee or partner of Stone Point or KKR, respectively, of the same level of seniority within Stone Point or KKR as the initial directors designated by Stone Point or KKR, respectively, and must qualify as an independent director under the independence standards of NASDAQ and satisfy such other criteria set forth in the respective nomination agreement. In addition, the nomination agreements require Stone Point and KKR to vote their shares of Class A and Class B common stock in favor of our Chief Executive Officer and Rajini Sundar Kodialam (or such other officer of Focus designated by the Chief Executive Officer and approved by the Board of Directors if Ms. Kodialam is no longer a member of the Board of Directors) when nominated for election to our Board of Directors.

DIRECTOR INDEPENDENCE

The Board has reviewed the independence of our directors using the independence standards of NASDAQ, and, based on this review, it determined that Ms. McWhinney and Messrs. Carey, Feliciani, Gottdiener, Harrington and Muhtadie are independent within the meaning of the NASDAQ listing standards currently in effect.

COMMITTEES OF THE BOARD OF DIRECTORS

We currently have the following standing committees: the audit committee, the compensation committee and the nominating and governance committee.

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The table below shows the current chair and membership of the Board and each standing Board committee, the independence status of each Board member and the number of Board and Board committee meetings held during fiscal year 2018.

Director	Board of Directors	Audit Committee	Compensation Committee	Nominating and Governance Committee
Ruediger Adolf*	C	—	—	—

James D. Carey	•	—	•	—

Joseph Feliciani, Jr.**	•	•	—	—

Noah Gottdiener**	•	•	C	—

Christopher J. Harrington	•	—	—	•

Rajini Sundar Kodialam*	•	—	—	—

Deborah D. McWhinney**	•	C	—	C

Fayez S. Muhtadie	•	—	•	•

Number of 2018 Meetings	2	3	2	1

C = Chair

• = Member

* = Non-Independent Director

** = Financial Expert

Note that the number of meetings does not include meetings of the Board or committees of Focus LLC prior to the initial public offering of the Company.

During the year ended December 31, 2018, the Board of Directors held two meetings, the audit committee held three meetings, the compensation committee held two meetings, and the nominating and governance committee held one meeting. Each director then serving attended or participated in at least 75% of the meetings of the Board of Directors and the respective committees of which he or she was a member. We encourage all of our directors to attend our Annual Meetings of Stockholders. Focus completed its initial public offering in July 2018 and did not hold an Annual Meeting of Stockholders in 2018.

Audit Committee

We have an audit committee composed of Ms. McWhinney and Messrs. Feliciani and Gottdiener, with Ms. McWhinney acting as chair of the committee. Our Board of Directors has determined that Ms. McWhinney and Messrs. Feliciani and Gottdiener qualify as independent within the meaning of Rule 10A-3 under the Exchange Act and under NASDAQ independence requirements. Prior to April 1, 2019, when Mr. Muhtadie was replaced by Mr. Feliciani as a member of the audit committee, we relied on Rule 10A-3(b)(iv) under the Exchange Act, which provides a transitional period for the requirement that each member of the audit committee meet the heightened standards of independence for audit committee members. Our Board of Directors has also determined that Ms. McWhinney and Messrs. Feliciani and Gottdiener qualify as "audit committee financial experts" as defined under Item 407(d)(5)(ii) of Regulation S-K and have experience that results in their financial sophistication as defined under NASDAQ rules.

The audit committee oversees, reviews, acts on and reports on various auditing and accounting matters to our Board of Directors, including: the selection of our independent accountants, the scope of our annual audits, the fees to be paid to the independent accountants, the performance of our independent accountants and our accounting practices. In addition, the audit committee oversees our compliance with legal and regulatory requirements.

A copy of the audit committee charter is available under Corporate Governance in the investor relations section of our website at www.focusfinancialpartners.com.

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Compensation Committee

We have a compensation committee composed of Messrs. Gottdiener, Carey and Muhtadie, with Mr. Gottdiener acting as chair of the committee. Messrs. Gottdiener, Carey and Muhtadie qualify as "Non-Employee Directors" for the purposes of Rule 16b-3 under the Exchange Act. This committee establishes salaries, incentives and other forms of compensation for officers and other employees. Our compensation committee also oversees our incentive compensation and benefit plans.

The compensation committee may delegate to its chair or other members such powers and authority as the committee deems to be appropriate, except such powers and authority required by law to be exercised by the whole committee. The compensation committee may also form and delegate authority and duties to subcommittees as it deems appropriate; provided that any subcommittee shall include those members of the committee serving pursuant to nomination agreements between the Company and any significant stockholders that may be in effect from time to time. Meetings may, at the discretion of the compensation committee, include members of management, other members of the Board, consultants or advisors, and such other persons as the compensation committee believes to be necessary or appropriate. The Chief Executive Officer will not be present during any deliberations or voting with respect to his or her compensation.

During the year ended December 31, 2018, the compensation committee engaged Semler Brossy Consulting Group LLC ("Semler Brossy") as its independent compensation consultant to assist the committee with its responsibilities related to our executive officer and director compensation programs. A representative of Semler Brossy attends compensation committee meetings as requested, and communicates with the chair of the compensation committee between meetings. Semler Brossy provides no services for management or the compensation committee that are unrelated to the duties and responsibilities of the compensation committee, and the compensation committee makes all decisions regarding the compensation of our executive officers and directors. Semler Brossy reports directly to the compensation committee, and all work conducted by Semler Brossy for us is on behalf of the committee.

The compensation committee regularly reviews the services provided by its outside consultant and believes that Semler Brossy is independent under applicable SEC rules in providing compensation consulting services. In making this determination, the committee considered, among other things, the factors delineated in Rule 10C-1 under the Exchange Act ("Rule 10C-1"), including the Nasdaq listing rules implementing Rule 10C-1, certain representations of Semler Brossy with respect to these factors and Semler Brossy's conflict of interest policies. The compensation committee determined that the engagement of Semler Brossy did not raise any conflict of interest or other issues that compromise the independence of its relationship with the committee.

A copy of the compensation committee charter is available under Corporate Governance in the investor relations section of our website at www.focusfinancialpartners.com.

Nominating and Governance Committee

We have a nominating and governance committee composed of Ms. McWhinney and Messrs. Harrington and Muhtadie, with Ms. McWhinney acting as chair of the committee. This committee identifies, evaluates and recommends qualified nominees to serve on our Board of Directors, with consideration of nomination agreements that may be in place from time to time with significant stockholders, and reviews and approves corporate governance guidelines. The committee also leads the Board's annual review of Board performance and of the Company's Corporate Governance Guidelines.

A copy of the nominating and governance committee charter is available under Corporate Governance in the investor relations section of our website at www.focusfinancialpartners.com.

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IDENTIFYING AND EVALUATING CANDIDATES FOR DIRECTOR

The nominating and governance committee seeks advice on potential director candidates from current directors and executive officers when identifying and evaluating new candidates for director. The nominating and governance committee may also direct management to engage third-party firms that specialize in identifying director candidates to assist with any search. The Board of Directors will consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next Annual Meeting of Stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in our bylaws.

As set forth in our Corporate Governance Guidelines, the minimum qualifications for serving as a member of our Board of Directors are that a person demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of the business and affairs of Focus and that a person have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, nominees for director shall be selected on the basis of, among other things, experience, knowledge, skills, expertise, diversity, ability to make independent analytical inquiries, understanding of Focus' business environment, willingness to devote adequate time and effort to Board responsibilities, and knowledge of the obligations of Focus set forth in any nomination agreements between Focus and any significant stockholders that may be in effect from time to time. The Board of Directors does not have a formal diversity policy but seeks nominees with distinct professional experience, knowledge, skills and expertise so that the Board as a whole has the range of skills and viewpoints necessary to fulfill its responsibilities.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Our Board of Directors recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. This allows our Board of Directors the flexibility to establish the most appropriate structure for the Company at any given time.

Currently, our Chief Executive Officer is also our Chairman. The Board believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for the Company. In making this determination, the Board considered, among other matters, Mr. Adolf's experience as founder and the leader of Focus LLC, and believes that his experience and knowledge allow him to serve as both Chairman and Chief Executive Officer. In addition, the Board believes that such structure promotes clearer leadership and direction for the Company and allows for a single, focused chain of command to execute our strategic initiatives and business plans.

Our non-management directors meet in executive session at least quarterly. If the group of non-management directors includes any directors who are not independent, at least once per year an executive session comprising only independent directors will be scheduled. Given the relatively small size of our Board and the free and open communication among members, the Board has not felt the need to designate a "lead independent director" at this time.

The Board, directed by the audit committee, is actively involved in overseeing our risk management processes. The Board focuses on our general risk management strategy and ensures that appropriate risk mitigation procedures are implemented by management. Further, operational and strategic presentations by management to the Board include consideration of the challenges and risks of our businesses, and the Board and management actively engage in discussion on these topics. In addition, each of the Board's committees considers risk within its area of responsibility.

22    Focus Financial Partners 2019 Proxy Statement

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serve on the board of directors or compensation committee of any company that has an executive officer who serves on our Board or compensation committee. No member of our Board is an executive officer of any company for which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our Class A common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that during the year ended December 31, 2018 there were no delinquent filers.

COMMUNICATION WITH DIRECTORS

The Board of Directors recommends that stockholders initiate communications with the Board, the Chairman, or any Board committee by writing to Focus' General Counsel at 875 Third Avenue, 28th Floor, New York, New York 10022. This process assists the Board in reviewing and responding to stockholder communications. The Board has instructed the General Counsel to review correspondence directed to the Board and, at the General Counsel's discretion, to forward items that he deems to be appropriate for the Board's consideration.

CORPORATE GOVERNANCE GUIDELINES

Our Board has adopted Corporate Governance Guidelines to further its goal of providing effective governance of our business and affairs for the long-term benefit of our stockholders. A copy of the Corporate Governance Guidelines is available free of charge under Corporate Governance in the investor relations section of our website at www.focusfinancialpartners.com.

The nominating and corporate governance committee is responsible for periodically reviewing the Corporate Governance Guidelines and recommending changes as appropriate to ensure the effective functioning of our Board in relation to its corporate governance practices.

CODE OF ETHICS

Our Board has adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer and controller or persons performing similar functions, as well as to directors, principals, officers and employees of our subsidiaries. Our Board has also adopted a Financial Code of Ethics, applicable to our chief executive officer and our chief financial officer and principal accounting officer, in accordance with applicable U.S. federal securities laws and the corporate governance rules of NASDAQ. Our Code of Business Conduct and Ethics and the Financial Code of Ethics are available on our website under Corporate Governance in the investor relations section of our website at www.focusfinancialpartners.com.

We will provide copies of these documents to any person, without charge, upon request in writing to us at Focus Financial Partners Inc., Attn: Investor Relations, 875 Third Avenue, 28th Floor, New York, New York 10022. We intend to satisfy the disclosure requirement under Item 406(b) of Regulation S-K regarding amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics and our Financial Code of Ethics by posting such information on our website at the address specified above.

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EXECUTIVE COMPENSATION

We are currently considered an emerging growth company for purposes of the SEC's executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures. Further, our reporting obligations extend only to the individuals serving as our chief executive officer and our two other most highly compensated executive officers. For the fiscal year ended December 31, 2018, our named executive officers were:

  •
  Ruediger Adolf, Founder of Focus LLC and Chief Executive Officer and Chairman;

  •
  Rajini Sundar Kodialam, Co-Founder of Focus LLC and Chief Operating Officer and Board member; and

  •
  James Shanahan, Chief Financial Officer.

2018 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation awarded to, earned by, or paid to our named executive officers for the fiscal years ended December 31, 2016, 2017 and 2018.

				Option Awards ($)(1) (f)
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	IPO Option Awards with $100 Condition ($)(2) (f)	Annual LTI Awards for Prior Year Performance ($)(3) (f)	Annual LTI Option Awards ($)(4) (f)	All Other Compensation ($)(5) (i)	Total ($) (j)

Ruediger Adolf	2018	831,960	2,789,875	3,176,000	2,140,243	2,567,749	131,424	11,637,251

Founder of Focus LLC and	2017	736,837	1,779,692	—	1,269,102	—	131,820	3,917,451

Chief Executive Officer and	2016	679,168	1,217,400	—	—	—	115,239	2,011,807

Chairman

Rajini Sundar Kodialam	2018	545,900	1,600,000	2,580,500	1,527,136	1,493,968	59,052	7,806,556

Co-Founder of Focus LLC and	2017	482,944	1,197,021	—	866,054	—	38,124	2,584,143

Chief Operating Officer and	2016	436,921	900,000	—	—	—	42,168	1,379,089

Board Member

James Shanahan	2018	489,250	1,350,000	2,143,800	—	1,260,531	36,887	5,280,468

Chief Financial Officer	2017	434,274	928,723	—	599,576	1,107,667	33,114	3,103,354

	2016	394,443	800,000	—	—	—	31,313	1,225,756

(1) Each of the named executive officers received various grants of incentive units during 2018. A description of these awards may be found in the footnotes and the narrative following the "Outstanding Equity Awards at 2018 Fiscal Year-End" table. We believe that, despite the fact that the incentive units do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as "options" under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an "option-like feature." Amounts disclosed in this column reflect a grant date fair value of the incentive units in accordance with FASB Accounting Standards Codification ("ASC") Topic 718. Assumptions used to calculate the grant date values are described within the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 28, 2019.

(2) On July 25, 2018, Mr. Adolf, Ms. Kodialam, the Kodialam 2014 Family Trust and Mr. Shanahan received incentive unit grants of 800,000, 487,500, 162,500 and 540,000, respectively. These incentive units have a hurdle rate of $33.00, but have vesting conditions including a weighted average stock price of $100 for 90 calendar days and continued employment through the fifth anniversary of the award. Please read the narrative following the "Outstanding Equity Awards at 2018 Fiscal Year-End" table for further details on the vesting schedules for these awards.

(3) On January 2, 2018, Mr. Adolf and Ms. Kodialam were granted 206,284 and 93,544 incentive units, respectively. Additionally, the Adolf Family Trust II and the Kodialam 2014 Family Trust were granted 100,000 and 125,000 incentive units, respectively. These incentive units were issued with a $23.00 hurdle rate. These awards were issued in connection with annual compensation awards for fiscal year 2017 and will vest in four equal installments on each anniversary of November 22, 2017.

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(4) On December 18, 2018, Mr. Adolf, Ms. Kodialam and Mr. Shanahan received incentive unit grants of 331,642, 192,956 and 162,806, respectively. These incentive units were issued pursuant to the 2018 Omnibus Incentive Plan, discussed below, and have a $28.50 hurdle rate. These incentive units were issued in connection with annual compensation awards for fiscal year 2018 and will vest in four equal installments on each anniversary of December 18, 2018.

(5) Amounts in this column consist of the following items for the year ended December 31, 2018: (a) Company contributions made on each executive's behalf into the Focus Operating LLC 401(k) Retirement Plan in the amount of $24,500 for each of Mr. Adolf and Ms. Kodialam and $18,500 for Mr. Shanahan; (b) life insurance benefits of $101,247, $29,145 and $13,217 for Mr. Adolf, Ms. Kodialam and Mr. Shanahan, respectively; and (c) the costs of certain disability insurance and executive health services.

NARRATIVE DISCLOSURE TO THE SUMMARY COMPENSATION TABLE

Employment Agreements

Each of the named executive officers was party to an employment agreement during the 2016, 2017 and 2018 fiscal years that they originally entered into during 2013 and that was amended and restated as of April 2017 (each, an "Employment Agreement," and collectively, the "Employment Agreements"). The narrative below summarizes the payments and benefits that each executive is currently eligible to receive on an annual basis.

Base Salary

Each named executive officer's base salary is a fixed component of compensation for each year for performing specific job duties and functions. The Employment Agreements provide for annual salaries of at least $800,000, $530,000, and $475,000 for Mr. Adolf, Ms. Kodialam, and Mr. Shanahan, respectively. Base salary will be reviewed by the Board of Directors or the compensation committee periodically according to our normal compensation review standards. The Board or compensation committee (whichever applicable) has discretion to increase, but not decrease, each named executive officer's base salary under the employment agreements. For 2018, the compensation committee approved cost-of-living adjustments, resulting in the following annual base salaries with certain adjustments for our named executive officers: $831,960 for Mr. Adolf, $545,900 for Ms. Kodialam, and $489,250 for Mr. Shanahan.

Annual Bonus

Each executive is entitled to participate in our annual cash bonus plan that is applicable for the fiscal year in question. The annual cash bonus plan is typically structured to create a bonus pool for each individual fiscal year. The compensation committee makes final decisions regarding the bonus pool size and the individual participant amounts each year with input from the Chief Executive Officer. Under the Employment Agreements, as amended in 2017, the annual target cash bonus opportunity for Mr. Adolf and Ms. Kodialam is set at 150% to 200% of their respective base salaries, and for Mr. Shanahan it is set at 125% to 150% of his base salary. The discretionary annual bonus provided to each named executive with respect to each of the 2016, 2017 and 2018 fiscal years is disclosed above in the "Bonus" column of the Summary Compensation Table.

Long-Term Incentive Compensation

Each executive has also historically been eligible to participate in our incentive unit plan and, effective with the closing of our initial public offering, the Focus Financial Partners 2018 Omnibus Incentive Plan (the "Omnibus Plan"). The annual target equity incentive opportunity for each executive is equal to 150% to 200% of base salary for Mr. Adolf and Ms. Kodialam and 125% to 150% of base salary for Mr. Shanahan, with the number of incentive units to be issued to each executive determined annually in an amount equal to the annual cash bonus awarded to executive. The grant date fair value of incentive unit awards provided to each named executive with respect to the 2016, 2017 and 2018 years have been disclosed above in the "Option Awards" columns of the Summary Compensation Table.

Focus Financial Partners 2019 Proxy Statement    25

2018 Omnibus Incentive Plan

In 2018, our Board of Directors adopted, and our sole stockholder prior to the initial public offering approved, the Omnibus Plan, which became effective upon the completion of our initial public offering. Pursuant to the Omnibus Plan, the employees, consultants and the directors of the Company and its affiliates who perform services for us, including each of our named executive officers, may be eligible to receive awards. The description of the Omnibus Plan set forth below is a summary of the material features of the plan. This summary is qualified in its entirety by reference to the Omnibus Plan, a copy of which was filed as Exhibit 4.4 to our Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 31, 2018.

The Omnibus Plan provides for potential grants of the following awards with respect to shares of our Class A common stock, to the extent applicable: (i) incentive stock options qualified as such under U.S. federal income tax laws; (ii) non-qualified stock options or any other form of stock options; (iii) restricted stock awards; (iv) phantom stock awards; (v) restricted stock units; (vi) bonus stock; (vii) performance awards; (viii) annual cash incentive awards; (ix) any of the foregoing award types (other than incentive stock options) as awards related to Class A Units or other units of Focus LLC; and (x) incentive units in Focus LLC, which are intended to constitute "profits interests" within the meaning of Revenue Procedures 93-27 and 2001-43 (collectively referred to as "awards").

The compensation committee of our Board of Directors will generally oversee the Omnibus Plan pursuant to its terms and all applicable federal, state, or other rules or laws, except in the event that our Board of Directors chooses to take action under the Omnibus Plan. The compensation committee has the power to determine to whom and when awards will be granted and the amount of such awards (measured in cash, shares, stock options or units), proscribe and interpret the terms and provisions of each award agreement (the terms of which may vary), accelerate the vesting or exercise terms of an award, delegate duties under the Omnibus Plan and execute all other responsibilities permitted or required under the Omnibus Plan.

The maximum aggregate number of shares of Class A common stock that may be issued pursuant to awards under the Omnibus Plan after its effective date shall not exceed 6,000,000 shares (including such number of Focus LLC units or other securities which can be exchanged for or converted into shares). The reserve pool is subject to adjustment due to recapitalization or reorganization, or related to forfeitures or the expiration of awards, as provided under the Omnibus Plan. If the shares or units subject to any award are not issued or transferred, or cease to be issuable or transferable for any reason, including (but not exclusively) because shares or units are withheld or surrendered in payment of taxes, or any exercise of or purchase related to an award, or because an award is forfeited, terminated, expires unexercised, is settled in cash or is otherwise terminated without a delivery of shares or units, those shares or units will again be available for issue, transfer or exercise pursuant to awards under the Omnibus Plan to the extent allowable by law. The Omnibus Plan also contains a provision that will add an additional number of shares equal to the lesser of (a) 3,000,000 shares, (b) 5% of the outstanding (vested and unvested) shares and Focus LLC units of the last day of the previous year, or (c) an amount determined by our Board of Directors, each year between 2019 and 2028.

Compensation Decisions for Fiscal 2019

Our executive compensation program in fiscal year 2018 was built to fit our needs as we transitioned from a private to a publicly-traded company via our initial public offering. The compensation committee will continue to review our executive compensation program and policies against peer and survey data to evaluate the competitiveness of our existing practices as a public company. Any potential changes to our executive compensation program implemented following this review will be designed to further support the Company's long-term financial and strategic goals and foster additional alignment between our executives and stockholders.

26    Focus Financial Partners 2019 Proxy Statement

Other Compensation Elements

Each executive is entitled to five weeks of vacation during each calendar year, excluding paid holidays. Subject to the terms of any applicable plans, policies or programs, each executive is entitled to receive employee benefits, including any and all deferred compensation, pension, disability, group life, sickness, accident and health insurance as we may provide from time to time to salaried employees generally, and such other benefits as the compensation committee may from time to time establish for the executives. We reimburse each executive for all ordinary and reasonable expenses incurred during the course of the performance of their respective employment services. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code where employees, including our named executive officers, are allowed to contribute a portion of their base salaries to a tax-qualified retirement account. See "Additional Narrative Disclosure—Retirement Benefits" for more information. We also maintain term life insurance for each executive in the amount of approximately five times the executive's base salary for the benefit of such executive's estate, and provide certain other disability and health benefits.

Focus Financial Partners 2019 Proxy Statement    27

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END

The following table reflects information regarding outstanding equity-based awards held by our named executive officers as of December 31, 2018.

	Option Awards

Name	Date of Grant of Options		Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)(2)	Option Expiration Date(1)

Ruediger Adolf	1/6/2006		175,421				1.42	N/A
	1/29/2007		97,798				5.50	N/A
	2/5/2007		46,386				6.00	N/A
	12/26/2007		200,000				9.00	N/A
	12/23/2009		173,000				7.00	N/A
	2/1/2010		16,511				16.00	N/A
	2/1/2010		14,676				7.00	N/A
	2/1/2010		149,405				7.00	N/A
	5/9/2011		146,965				9.00	N/A
	5/9/2011		78,035				9.00	N/A
	2/17/2012		162,000				9.00	N/A
	12/21/2012		170,000				9.00	N/A
	10/4/2013		120,000				11.00	N/A
	1/27/2014		100,000				11.00	N/A
	1/27/2014	(3)	90,000				11.00	N/A
	8/15/2014	(3)	470,000				12.00	N/A
	12/5/2014		195,000				13.00	N/A
	12/28/15		200,000				19.00	N/A
	1/12/17		190,500				21.00	N/A
	7/3/17		362,500	(6)	362,500	(6)	21.00	N/A
	1/2/2018		51,571	(7)	154,713	(7)	23.00	N/A
	1/2/2018	(3)	25,000	(7)	75,000	(7)	23.00	N/A
	7/25/2018				800,000	(8)	33.00	N/A
	12/18/2018				331,642	(9)	28.50	N/A

Rajini Sundar Kodialam	12/26/2007		82,348				9.00	N/A
	2/1/2010		9,401				16.00	N/A
	5/9/2011		88,179				9.00	N/A
	5/9/2011		46,821				9.00	N/A
	2/17/2012		58,000				9.00	N/A
	12/21/2012		70,000				9.00	N/A
	10/4/2013	(4)	250,000				11.00	N/A
	1/27/2014	(4)	90,000				11.00	N/A
	11/21/2014	(4)	200,000				13.00	N/A
	12/5/2014	(4)	95,000				13.00	N/A
	12/28/2015	(4)	130,000				19.00	N/A
	1/12/17	(4)	130,000				21.00	N/A
	7/3/17		50,000	(6)	50,000	(6)	21.00	N/A
	7/3/17	(4)	225,000	(6)	225,000	(6)	21.00	N/A
	1/2/2018		23,386	(7)	70,158	(7)	23.00	N/A
	1/2/2018	(4)	31,250	(7)	93,750	(7)	23.00	N/A
	7/25/2018				487,500	(8)	33.00	N/A
	7/25/2018	(4)			162,500	(8)	33.00	N/A
	12/18/2018				192,956	(9)	28.50	N/A

James Shanahan	12/26/2007		90,000				9.00	N/A
	2/1/2010		11,739				16.00	N/A
	5/9/2011		145,723				9.00	N/A
	5/9/2011		24,277				9.00	N/A
	2/17/2012		87,000				9.00	N/A
	12/21/2012		70,000				9.00	N/A
	10/4/2013		70,000				11.00	N/A
	1/27/2014		70,000				11.00	N/A
	12/5/2014	(5)	75,000				13.00	N/A
	12/28/2015	(5)	90,000				19.00	N/A
	1/12/17	(5)	90,000				21.00	N/A
	7/3/17		200,000	(6)	200,000	(6)	21.00	N/A
	11/22/17		41,851	(7)	125,554	(7)	22.00	N/A
	7/25/2018				540,000	(8)	33.00	N/A
	12/18/2018				162,806	(9)	28.50	N/A

(1)
Despite the fact that profits interests awards, such as the incentive units, do not require the payment of an exercise price nor have an option expiration date, we believe that these profits interest awards are economically similar to stock options due to the fact that they have no value for tax purposes at the grant date and will obtain value only as the price of the underlying security rises above its hurdle amount, and as such, are

28    Focus Financial Partners 2019 Proxy Statement

  required to be reported in this table as an "Option" award. Awards reflected as "Unexercised" or "Unexercisable" are incentive units that have not yet vested. Awards reflected as "Exercisable" are profits interest awards that have vested, but have not yet been settled. For a description of how and when the profits interest awards could become vested and when such awards could begin to receive payments, please read the discussion below.

(2)
Incentive awards do not have an "exercise price" in the same sense that a true stock option award would have an exercise price, but rather have a "hurdle amount." Each incentive unit entitles the holder to receive distributions only if the aggregate distributions made by Focus LLC to each common unit issued and outstanding on, or prior to date of, the grant of the incentive unit exceeds a specified amount, or the hurdle amount. Since our initial public offering, the hurdle amount has been set at the closing price of our Class A common stock on the date of grant. The figure reflected in this column is the hurdle amount assigned to each incentive award.

(3)
The incentive units reflected in these rows are not owned directly by Mr. Adolf. They are each held in the Adolf Family Trust II.

(4)
The incentive units reflected in these rows are not owned directly by Ms. Kodialam. They are each held in the Kodialam 2014 Family Trust.

(5)
The incentive units reflected in these rows are not owned directly by Mr. Shanahan. They are each held in the Shanahan Family 2013 Insurance Trust.

(6)
These incentive unit awards were originally scheduled to vest upon the earlier to occur of (a) a change in control, or (b) our initial public offering, with certain valuation triggers. Following the grant date, the incentive unit vesting schedules were amended as described in more detail below under the "Narrative Disclosure to Outstanding Equity at 2018 Fiscal Year-End."

(7)
These incentive unit awards vest in four equal installments on each anniversary of November 22, 2017.

(8)
The vesting schedule for these awards is based on valuation triggers described in detail below under "Narrative Disclosure to Outstanding Equity Awards at 2018 Fiscal Year-End."

(9)
These incentive units will vest in four equal installments on each anniversary of December 18, 2018.

NARRATIVE DISCLOSURE TO OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END

Each of the named executive officers has received incentive unit awards in Focus LLC, which are designed as profits interest awards. A profits interest award has a $0 value at the time of grant, providing the award holder with value only if and when the Company grows in value following the grant date of the award. If Focus LLC makes periodic cash distributions, or there is a liquidation or termination event, the incentive unit award holders are eligible to receive cash distributions in accordance with the terms of the Fourth Amended and Restated Operating Agreement of Focus LLC (as amended, the "Fourth Amended and Restated Focus LLC Agreement").

With respect to the outstanding incentive units listed within the table above, the vesting provisions are generally set forth within the footnotes for each award other than the incentive units granted to the named executive officers on July 3, 2017 (the "Retention Incentive Units") and the grant made on July 25, 2018. The Retention Incentive Units, as amended upon the pricing of our initial public offering, were and are eligible to vest in two tranches. The first fifty percent (50%) of the Retention Incentive Units vested because our weighted average price per share was at least $35.00 for the first ninety (90) days following the pricing of our initial public offering. Following that ninety (90) day period, all Retention Incentive Units that remain unvested are eligible to vest on the three (3) year anniversary of our initial public offering if the weighted average per share price for the ninety (90) day period immediately preceding the third (3rd) anniversary of our initial public offering is: (i) less than $42.00, then no remaining unvested Retention Incentive Units will vest; (ii) greater than $63.00, then all remaining unvested Retention Incentive Units will become vested; and (iii) if between $42.00 and $63.00, then (x) fifty percent (50%) of the remaining unvested Retention Incentive Units will become vested and (y) the remaining fifty percent (50%) of the remaining unvested Retention Incentive Units will become vested linearly based on where the price falls within the range of $42.00 and $63.00. If a change in control transaction occurs prior the three-year anniversary of our initial public offering, any unvested Retention Units, subject to any superior provision in any employment agreement, will vest based on the price of our stock used in the change in control transaction, applying the same vesting benchmarks as are applied on the third anniversary of our initial public offering.

In addition to the above, on July 25, 2018, Mr. Adolf, Ms. Kodialam, the Kodialam 2014 Family Trust and Mr. Shanahan were issued 800,000, 487,500, 162,500 and 540,000 incentive unit awards that became effective

Focus Financial Partners 2019 Proxy Statement    29

with the pricing of our initial public offering (the "IPO Incentive Units"). The IPO Incentive Units will only vest on the fifth anniversary of the pricing of our initial public offering provided that the volume weighted average per share price for any ninety (90) calendar day period within such five (5) year period immediately following the pricing of our initial public offering reaches at least $100.00. In the event a change in control transaction occurs prior to the end of such five (5) year period, the incentive units awards, subject to any superior provision in any employment agreement, will vest linearly based on where the price of our stock used in the transaction falls between the offering price at the time of our initial public offering (which was $33.00) and $100.00, with 100% vesting if the price of our stock used in the transaction is at least $100.00, 0% vesting if the price of our stock used in the transaction is equal to or less than offering price at the time of our initial public offering ($33.00), and a linear interpolation if the stock price falls in between these two values.

ADDITIONAL NARRATIVE DISCLOSURE

Retirement Benefits

We currently maintain a retirement plan intended to provide benefits under Section 401(k) of the Internal Revenue Code in which employees, including our named executive officers, are allowed to contribute portions of their base salaries to a tax-qualified retirement account. We provide matching contributions in amounts determined annually by our management. The contributions made on behalf of our named executive officers for fiscal year 2018 are disclosed above in the notes to the 2018 Summary Compensation Table.

Potential Payments Upon Termination or Change in Control

The following discussion describes the amounts and benefits that would have been owed to the named executive officers in the event of a termination of employment or a change in control as of the end of fiscal year 2018 under the Employment Agreements. If the discussion notes that a termination of employment is deemed to be "in connection with" a change of control or Company Sale (defined below), the protection period is deemed to be two years following such change in control or Company Sale. Other applicable protection periods are specifically noted below.

Upon termination of employment due to death, the heirs, personal representatives or estate of the executive will be entitled to (a) any accrued and unpaid salary through the date of termination, (b) any accrued benefits up to the date of termination, (c) reimbursable business expenses accrued but unpaid through the date of termination, (d) accrued but unused paid time off, ((a) through (d) referred to as the "Accrued Rights"), (e) a pro-rated lump sum amount equal to the target annual cash bonus opportunity of the executive for the calendar year in which such termination occurs based on the mid-point of the range for which the executive is eligible (the "Pro-Rata Bonus"), (f) any cash bonus (or the value of any noncash bonus that was paid in lieu of such cash bonus) awarded to such executive for the prior calendar year in which the termination occurred, but was unpaid as of the date of termination (the "Prior Year Bonus"), (g) continued eligibility to participate in Focus LLC's health insurance plan (the "Continued Health Insurance") for a period of up to eighteen months at our expense, and (h) accelerated vesting of any unvested time-based equity awards and equity interests held by the executive and scheduled to vest, or that do vest, at any time on or before the last day of the calendar year in which such termination occurs because of time or if any performance conditions are met during the period from termination to the last day of the calendar year in which such termination occurs.

We have the right to terminate the employment of the executive if such executive suffers a disability and the disability continues for a period aggregating more than 90 days during a 180-day period. Upon termination of employment due to disability, all of the named executive officer's rights to compensation and benefits terminate, except that the executive will be entitled to (i) the Accrued Rights, (ii) an amount equal to one-and-a-half times the target annual cash bonus opportunity in the case of Mr. Adolf or Ms. Kodialam and one time the target annual cash bonus opportunity in the case of Mr. Shanahan (the "Annual Cash Bonus Payment") using in such calculation the mid-point of the target bonus opportunity if the target is a range,

30    Focus Financial Partners 2019 Proxy Statement

(iii) Continued Health Insurance for a period of eighteen months at our expense, (iv) accelerated vesting of any unvested equity awards or equity interests held by the executive scheduled to vest, or that do vest, at any time within the eighteen-month period in the case of Mr. Adolf or Ms. Kodialam and twelve-month period in the case of Mr. Shanahan from the effective date of termination because of time or if any performance conditions are met during the period from termination to the last day of the calendar year in which such termination occurs ("Accelerated Vesting"), and (v) continuation of salary as in effect on the date of such termination for eighteen months in the case of Mr. Adolf and Ms. Kodialam and twelve months in the case of Mr. Shanahan ("Salary Continuation Payments").

Upon termination of employment due to cause, all of the executive's rights to compensation and benefits terminate, except that the executive will be entitled to any Accrued Rights.

Upon termination of employment by us without cause, by the executive for good reason, or as a result of our election to not enter into a renewal term with respect to the applicable Employment Agreement, the executive will have the right to receive (i) Salary Continuation Payments, (ii) the Annual Cash Bonus Payment, (iii) the Prior Year Bonus, if any, (iv) the Pro-Rata Bonus based on the high-point of the range to which the executive is eligible, (v) Continued Health Insurance for a period of eighteen months at our expense, and (vi) Accelerated Vesting.

Upon the occurrence of a change in control, or upon the sale or other disposition by us of all or a substantial portion of our assets in one or more transactions to any person or group of persons (a "Company Sale"), an executive will have the right to receive accelerated vesting for the executive's time-based equity awards or equity interests held by the executive at the time of such event, provided that a Company Sale shall not be deemed to occur for these purposes as a result of an initial public offering and sale of equity interests after which such equity interests are listed on a national securities exchange.

If an executive is terminated by us without cause, by the executive for good reason, or we elect not to enter into a renewal term with respect to an Employment Agreement within the nine-month period immediately prior to the consummation of a change of control, then the executive shall be deemed to be employed on the date of the change of control and all of the executive's unvested equity awards, or equity interests held by the executive immediately prior to the time of such cessation of employment, shall vest in full as of the date of the change in control (with performance vesting determined by reference to our valuation in the change in control).

If the executive's employment with us is terminated due to the executive's death or disability, then the executive (or his or her heirs, personal representatives or estate) will have the option to require Focus LLC to repurchase any or all of the remaining equity interests held by the executive that are vested or become vested in connection with such termination.

Each executive is subject to a general non-competition and non-solicitation clause for periods of one year and two years, respectively, following termination of employment as well as general nondisparagement, nondisclosure and assignment of development clauses.

Each Employment Agreement generally defines "good reason" as any one of the following: (a) a reduction in the executive's salary or a material reduction or discontinuance of any material benefit; (b) a material diminution in the executive's duties, responsibilities or title; (c) a change in the executive's principal place of employment, without the executive's consent, to a location that is greater than 25 miles from the executive's principal place of employment on the date of effectiveness of the applicable Employment Agreement; (d) our breach of a material provision in the executive's employment agreement; or (e) our breach of a material provision of an agreement governing the executive's equity awards or equity interests, the result of which is a material negative change in executive's employment relationship with us or our affiliates. Each Employment Agreement generally defines "cause" as any one of the following: (a) the gross negligence or willful failure or

Focus Financial Partners 2019 Proxy Statement    31

refusal of executive to perform the executive's duties hereunder (other than any such failure resulting from the executive being disabled) that is not cured within thirty days after a written demand for substantial performance is delivered to the executive by the compensation committee of the Board which specifically identifies the manner in which the compensation committee believes the executive has not substantially performed his or her duties; (b) the engaging by the executive in (i) willful misconduct that is materially detrimental to us, monetarily, reputationally, or otherwise or (ii) a violation of any U.S. securities or commodities law or regulation that results in the suspension of the executive's ability to engage in any regulated activity; (c) the commitment by the executive of any act of fraud, embezzlement or misappropriation of funds; (d) the conviction of the executive for, or the plea by executive of guilty or nolo contendere to, any felony or serious misdemeanor involving moral turpitude; or (e) a material breach by the executive of the material provisions of his or her Employment Agreement that is not cured by the executive within thirty days of written notice of such breach by the compensation committee (to the extent such breach is capable of cure as reasonably determined by the compensation committee).

2018 DIRECTOR COMPENSATION

Certain members of our Board of Directors received cash fees in connection with their service on the Board during 2018, and some members received incentive unit awards similar to those described above with respect to the named executive officers.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Option Awards ($)(3)	Total ($)

James D. Carey	35,000	—	35,000

Noah Gottdiener	47,500	467,464	514,964

Christopher J. Harrington	—	—	—

Deborah D. McWhinney	52,500	467,464	519,964

Fayez S. Muhtadie	50,000	—	50,000

Charles A. Davis (4)	—	—	—
(1)
Messrs. Muhtadie and Carey were deemed to be Stone Point directors, and Mr. Harrington was deemed to be a KKR director. The Stone Point directors have directed us to pay any fees earned for Board or committee service to Stone Point. As such, all fees paid to Messrs. Muhtadie and Carey were not received by them directly, but instead were paid to Stone Point on their behalf. Mr. Harrington waived any right to, and did not receive, any director compensation in 2018.

(2)
Amounts reported in this column reflect the aggregate of the pro-rated annual retainer fees, committee membership fees and committee chair fees (as applicable) earned by each of our directors pursuant to our non-employee director compensation program for services performed during the period from the closing of our initial public offering through December 31, 2018. Please read the narrative following this table for details on our non-employee director compensation program.

(3)
Mr. Gottdiener and Ms. McWhinney each received two grants of incentive units during 2018. We believe that, despite the fact that the incentive units do not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as "options" under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an "option-like feature." Amounts disclosed in this column reflect a grant date fair value of the incentive units in accordance with FASB ASC Topic 718. Assumptions used to calculate the grant date values are described within the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 28, 2019. The values ultimately received by the directors under these awards may or may not be equal to the values reflected above.

On July 25, 2018, Mr. Gottdiener and Ms. McWhinney each received grants of 30,000 incentive units in connection with their joining of the Board. These incentive units were issued with a $33.00 hurdle rate. These awards will vest in three equal installments on each anniversary of July 25, 2018, provided the directors continue to provide services to us.

On December 18, 2018, Mr. Gottdiener and Ms. McWhinney each received grants of 20,507 incentive units pursuant to the 2018 Omnibus Incentive Plan, discussed above. These incentive units were issued with a $28.50 hurdle rate. These awards will vest in four equal installments on each anniversary of December 18, 2018.

All
of the incentive unit awards granted to Mr. Gottdiener and Ms. McWhinney, totaling 50,507 units each, remained outstanding (and were the only equity awards outstanding for our non-employee directors) as of December 31, 2018.

32    Focus Financial Partners 2019 Proxy Statement

(4)
Mr. Davis's service as a member of our Board of Directors is limited to his service as a member of the Focus LLC board of managers from January 1, 2018 through the closing of our initial public offering. He received no compensation for service on the Focus LLC board during 2018.

Following the closing of our initial public offering, we implemented a new director compensation program for certain non-employee directors. The program consists of both cash and equity-based incentive compensation. Under this program, our non-employee directors receive an annual cash retainer of approximately $60,000 for general service on our Board of Directors, committee membership fees ($20,000 for audit committee membership and $10,000 for each of compensation committee and nominating and governance committee membership, respectively) and committee chair fees ($10,000 for the audit committee chair and $5,000 for each of the compensation committee and nominating and governance committee chairs). In addition, certain directors not affiliated with our private equity investors are eligible to receive equity-based compensation awards pursuant to the Omnibus Plan described above. Awards made to directors pursuant to the Omnibus Plan for fiscal year 2018 are disclosed above in the "Option Awards" column of the Director Compensation table.

In order to attract and retain qualified non-employee directors to our Board, non-employee directors that were not Stone Point or KKR directors received initial grants of incentive units upon joining the Board. As reflected in the Director Compensation table above, Mr. Gottdiener and Ms. McWhinney received grants of 30,000 incentive unit awards each that became effective upon the pricing of our initial public offering and carry a threshold value of $33.00 (the price per share of our stock at the time of the offering). These awards will vest in equal installments over a period of three years provided that these directors continue to provide services to us through the applicable vesting.

Focus Financial Partners 2019 Proxy Statement    33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Class A common stock and Class B common stock as of April 8, 2019 based on information filed with the SEC or obtained from the persons named below by:

  •
  each person known to us to beneficially own more than 5% of any class of our outstanding voting securities;

  •
  each director;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

The amounts and percentages of Class A common stock and Class B common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of any securities for which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. These numbers exclude shares of Class A common stock issuable pursuant to an exchange right for Focus LLC common units and incentive units and upon cancellation of shares of our Class B common stock, as described under "Certain Relationships and Related Party Transactions—Fourth Amended and Restated Focus LLC Agreement."

All information with respect to beneficial ownership has been furnished by the respective more than 5% stockholders, directors or executive officers, as the case may be. Unless otherwise noted, the mailing address of each listed beneficial owner is 875 Third Avenue, 28th Floor, New York, New York 10022.

	Class A Common Stock		Class B Common Stock		Combined Voting Power(1)
Name and Address of Beneficial Owner	Number	%	Number	%	Number	%

5% Stockholder:
Entities affiliated with Stone Point(2)	11,496,201	24.6%	9,898,270	43.9%	21,394,471	30.9%

Entities affiliated with KKR(3)	5,139,807	11.0%	4,384,002	19.4%	9,523,809	13.8%

Entities affiliated with Centerbridge(4)	2,380,952	5.1%	—	0.0%	2,380,952	3.4%

Legacy Strategic Capital, LLC(5)	—	0.0%	1,363,711	6.0%	1,363,711	2.0%

Directors and Executive Officers:
Ruediger Adolf	—	0.0%	58,495	0.3%	58,495	0.1%

James D. Carey(6)	—	0.0%	—	0.0%	—	0.0%

Joseph Feliciani, Jr.	—	0.0%	—	0.0%	—	0.0%

Noah Gottdiener	7,575	0.0%	—	0.0%	7,575	0.0%

Christopher J. Harrington	—	0.0%	—	0.0%	—	0.0%

Rajini Sundar Kodialam	—	0.0%	—	0.0%	—	0.0%

Deborah D. McWhinney	3,000	0.0%	—	0.0%	3,000	0.0%

Fayez S. Muhtadie	—	0.0%	—	0.0%	—	0.0%

James Shanahan	—	0.0%	—	0.0%	—	0.0%

Directors and executive officers as a group (9 individuals)	10,575	0.0%	58,495	0.3%	69,070	0.1%
(1)
Represents the percentage of the voting power of our Class A common stock and Class B common stock voting together as a single class. Each share of Class A common stock and Class B common stock entitles its holder to one vote.

34    Focus Financial Partners 2019 Proxy Statement

(2)
Based on the most recently available Schedule 13D filed with the SEC on August 1, 2018 by Trident FFP LP, Trident VI, L.P., Trident VI Parallel Fund, L.P., Trident VI DE Parallel Fund, L.P., Trident FFP GP LLC, Trident Capital VI, L.P. and Stone Point with the SEC on August 1, 2018. The principal business address for each of the entities and persons identified in this paragraph is c/o Stone Point Capital, 20 Horseneck Lane, Greenwich, CT 06830.

(3)
Based on the most recently available Schedule 13D filed with the SEC on August 1, 2018 by KKR Freya Aggregator L.P., KKR Freya Aggregator GP LLC, KKR Americas Fund XII (Freya) L.P., KKR Associates Americas XII AIV L.P., KKR Americas XII AIV GP LLC, KKR Management Holdings L.P., KKR Management Holdings Corp., KKR Americas XII (Freya) Blocker Parent L.P., KKR Americas XII EEA (Freya) Blocker Parent L.P., KKR Associates Americas XII L.P., KKR Americas XII Limited, KKR Fund Holdings L.P., KKR Fund Holdings GP Limited, KKR Group Holdings Corp., KKR & Co. Inc., KKR Management LLC, Henry R. Kravis and George R. Roberts. The principal business address of each of the entities and persons identified in this paragraph, except Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY. The principal business address for Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(4)
Based on the most recently available Schedule 13G filed with the SEC on August 7, 2018 by CP Falcon AIV, L.P., CP Falcon AIV Holdings, L.P., CCP II Falcon AIV-B, L.P., Centerbridge Associates II, L.P., CCP II Cayman GP Ltd., Centerbridge Capital Partners SBS II, L.P., CCP SBS GP, LLC, Jeffrey H. Aronson and Mark T. Gallogly. The business address of each of the entities and persons identified in this paragraph is 375 Park Avenue, New York, New York 10152.

(5)
The mailing address of Legacy Strategic Capital, LLC is 888 Boylston Street, Boston, MA 02199.

(6)
Does not include the shares of Class A common stock and Class B common stock held by the entities affiliated with Stone Point described in footnote (2) above. Mr. Carey is a member and senior principal of Stone Point, an owner of one of five members of Trident FFP GP LLC and one of five general partners of Trident VI, L.P. Mr. Carey disclaims beneficial ownership of the shares held of record or beneficially by the entities affiliated with Stone Point described in footnote (2) above, except to the extent of any pecuniary interest therein.

Focus Financial Partners 2019 Proxy Statement    35

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

FOURTH AMENDED AND RESTATED FOCUS LLC AGREEMENT

In accordance with the terms of the Fourth Amended and Restated Focus LLC Agreement, each unitholder (other than Focus), subject to certain limitations, has the right to cause Focus LLC to redeem all or a portion of its vested common units and incentive units, which we refer to as an "exchange right."

Upon an exercise of an exchange right with respect to vested common units, unless we exercise the call right (as described below), Focus LLC will acquire each tendered common unit for, at Focus LLC's option, (i) one share of Class A common stock, subject to conversion rate adjustments for stock splits, stock dividends, reclassification and other similar transactions, or (ii) an equivalent amount of cash. In connection with any redemption of vested common units pursuant to the exchange right, the corresponding shares of Class B common stock will be cancelled.

Upon exercise of an exchange right with respect to vested incentive units, such incentive units will first be converted into a number of common units that takes into account the then-current value of the common units and such incentive units' aggregate hurdle amount. Immediately thereafter, unless we exercise the call right (as described below), Focus LLC will acquire each common unit received pursuant to such conversion for, at its election, (i) one share of Class A common stock, subject to conversion rate adjustments for stock splits, stock dividends, reclassification and other similar transactions or (ii) an equivalent amount of cash.

Alternatively, upon the exercise of an exchange right by unitholders with respect to vested common units or vested incentive units, the Company (instead of Focus LLC) will have the right to acquire the common units that are tendered by the exchanging unitholder, or received pursuant to a conversion of tendered incentive units for, at the Company's option, either (i) the number of shares of Class A common stock such unitholder would have received from Focus LLC pursuant to the exchange right or (ii) an equivalent amount of cash. We refer to this right as our "call right." In connection with any exercise of the call right with respect to vested common units, the corresponding number of shares of Class B common stock will be cancelled.

Unitholders are permitted to exercise their exchange rights on a quarterly basis on designated dates. Notwithstanding the foregoing, and except as otherwise permitted by the Fourth Amended and Restated Focus LLC Agreement, unitholders are only permitted to exercise their exchange rights with respect to one-twelfth of the units held by them at the closing of the Company's initial public offering on each such date on July 30, 2018, with an ability to carry forward unused exchange rights to subsequent exchange dates, subject to certain registration rights described under "—Registration Rights Agreement." The foregoing volume restrictions apply to our private equity investors as an aggregate limitation on their ability to sell Focus LLC units or the shares of Class A common stock they received in connection with the reorganization transactions, subject to certain registration rights described under "—Registration Rights Agreement."

TAX RECEIVABLE AGREEMENTS

In connection with the closing of our initial public offering, the Company entered into two Tax Receivable Agreements with the certain current and former owners of Focus LLC (the "TRA holders"). These agreements generally provide for the payment by the Company to each TRA holder of 85% of the net cash savings, if any, in U.S. federal, state and local income and franchise tax that the Company actually realizes (computed using simplifying assumptions to address the impact of state and local taxes) or is deemed to realize in certain circumstances as a result of, as applicable to the relevant TRA holder, (i) certain increases in tax basis that occur as a result of Focus's acquisition or deemed acquisition (for U.S. federal income tax purposes) of all or a portion of such TRA holder's units pursuant to the exercise of an exchange right or the call right, (ii) the increases in tax basis relating to the July 2017 acquisition by certain of our private equity investors that will be available to the

36    Focus Financial Partners 2019 Proxy Statement

Company as a result of certain reorganization transactions in connection with our initial public offering, and (iii) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, any payments the Company makes under the relevant Tax Receivable Agreement. We will retain the benefit of the remaining 15% of the cash savings.

The payment obligations under the Tax Receivable Agreements are the Company's obligations and not obligations of Focus LLC, and we expect that such payments required be made under the Tax Receivable Agreements will be substantial. Estimating the amount and timing of payments that may become due under the Tax Receivable Agreements is by its nature imprecise. The actual increases in tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreements, will vary depending upon a number of factors, including the timing of any redemption of units, the price of our Class A common stock at the time of each redemption, the extent to which such redemptions are taxable transactions, the amount of Focus LLC's assets that consist of equity in entities taxed as corporations at the time of each redemption, the amount and timing of the taxable income we generate in the future, the U.S. federal income tax rates then applicable, and the portion of the payments under the Tax Receivable Agreements that constitute imputed interest or give rise to depreciable or amortizable tax basis. If we experience a change of control (as defined under the Tax Receivable Agreements, which includes certain mergers, asset sales and other forms of business combinations) or the Tax Receivable Agreements terminate early (at our election or as a result of our breach), we could be required to make a substantial, immediate lump-sum payment.

REGISTRATION RIGHTS AGREEMENT

In connection with the closing of our initial public offering, we entered into a registration rights agreement with our private equity investors and continuing Focus LLC unitholders. The agreement contains the following liquidity rights:

  •
  We will file a shelf registration statement to permit the resale of shares of Class A common stock held by the private equity investors, or issuance upon the exercise of exchange rights by unitholders, as soon as practicable following the one-year anniversary of our initial public offering.

  •
  The private equity investors have the right to demand up to three secondary underwritten offerings per year. We may initiate one additional underwritten offering per year for the benefit of the other Focus LLC unitholders. The private equity investors and the other Focus LLC unitholders may have participation rights with respect to any such underwritten offerings. We may also participate on a primary basis and issue and sell shares of our Class A common stock for our own account. We will use the proceeds from any such offering to purchase outstanding Focus LLC units and pay related fees and expenses. In the event of any underwriter cutbacks, all participating holders will be treated equally and included pro rata based on their ownership of registrable shares at the closing of our initial public offering.

The private equity investors and the other Focus LLC unitholders will also have piggyback registration rights with respect to other underwritten offerings by us under certain circumstances.

These registration rights are subject to certain conditions and limitations. We will generally be obligated to pay all registration expenses in connection with these registration obligations, regardless of whether a registration statement becomes effective or any sale is made in a public offering.

NOMINATION AGREEMENTS

In connection with our initial public offering, we entered into nomination agreements with investment vehicles affiliated with Stone Point and KKR. Stone Point has the right to nominate two members of our Board of Directors for so long as it holds at least 50% of the interest it holds, in the form of our Class A and Class B

Focus Financial Partners 2019 Proxy Statement    37

common stock on a combined basis, on the date of our initial public offering. Stone Point also has the right to nominate one member of our Board of Directors for so long as it holds 5% of our Class A and Class B common stock outstanding on a combined basis. Additionally, Stone Point has the right to nominate at least two directors, for so long as it has the right to nominate two directors, and then one director, for so long as it has the right to nominate one director, for service on our compensation committee. Stone Point also has the right to nominate one director, for so long as it has the right to nominate one director, for service on our nominating and governance committee. Stone Point has nominated Mr. Muhtadie and Mr. Carey to serve on our Board of Directors. KKR has the right to nominate one member of our Board of Directors for so long as it holds at least 5% of our Class A and Class B common stock outstanding on a combined basis. KKR has the right to nominate one director for service on our nominating and governance committee and as an observer on our compensation committee, in each case, for so long as it has the right to nominate one director. KKR has nominated Mr. Harrington to serve on our Board of Directors.

Any replacement directors nominated by Stone Point or KKR must be an employee or partner of Stone Point or KKR, respectively, of the same level of seniority within Stone Point or KKR as the initial directors designated by Stone Point or KKR respectively, and must qualify as an independent director under the independence standards of NASDAQ and satisfy such other criteria set forth in the respective nomination agreement. In addition, the nomination agreements require Stone Point and KKR to vote their shares of Class A and Class B common stock in favor of our Chief Executive Officer and Rajini Sundar Kodialam (or such other officer of Focus designated by the Chief Executive Officer and approved by the Board of Directors if Ms. Kodialam is no longer a member of the Board of Directors) for election to our Board of Directors.

OTHER TRANSACTIONS

Mr. Adolf, through an affiliate of Mr. Adolf owned and controlled by him, owns a personal aircraft that was acquired without corporate resources and that he uses for business travel. In November 2018, Focus entered into a dry lease agreement with Mr. Adolf's affiliate for the use of this aircraft for business travel. We reimburse this affiliate for certain costs and third-party payments associated with the use of his aircraft for business travel by Mr. Adolf and other authorized personnel. We also directly pay pilot fees for certain business travel flights. We incurred approximately $1.7 million for all such costs for the year ended December 31, 2018. These reimbursement costs and third-party payments were included in selling, general and administrative expenses in our consolidated statement of operations. Given the geography of our partner firms and prospects, we believe the use of the private aircraft creates efficiencies to enhance the productivity of Mr. Adolf and certain other authorized personnel.

During the year ended December 31, 2018, we employed Conrad Adolf, the son of Mr. Adolf, our Chief Executive Officer and Chairman, as a business development associate, for which he received total compensation from us of approximately $0.4 million. Such compensation consisted of base salary, cash bonus, Company contributions into the Focus Operating LLC 401(k) Retirement Plan, grants of stock options and certain payments made as part of the required exchange in connection with the restructuring transactions in our initial public offering.

KKR Capital Markets LLC, an affiliate of KKR, acted as an underwriter in connection with our initial public offering and received approximately $6.2 million in underwriter discounts and commissions.

Our subsidiary, SCS Financial Services, LLC ("SCS Financial"), entered into a sublease in August 2013 with Stone Point in relation to its office space for a base rent of $0.3 million per year. SCS Financial pays its pro rata share of the rent and expenses on a pass-through basis.

38    Focus Financial Partners 2019 Proxy Statement

POLICIES AND PROCEDURES FOR REVIEW OF RELATED PARTY TRANSACTIONS

A "Related Party Transaction" is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A "Related Person" means:

  •
  any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

  •
  any person who is known by us to be the beneficial owner of more than 5% of our Class A common stock;

  •
  any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our Class A common stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our Class A common stock; and

  •
  any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

Our Board of Directors has adopted a written Related Party Transaction Policy. Pursuant to this policy, our nominating and corporate governance committee will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our nominating and corporate governance committee shall take into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, and (ii) the extent of the Related Person's interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

Focus Financial Partners 2019 Proxy Statement    39

OTHER MATTERS

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2020 Annual Meeting of Stockholders (the "2020 Annual Meeting"), it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Generally, such proposals are due 120 days before the anniversary of the date we release our proxy materials for the prior year, which was April 15, 2019. Therefore, we have determined that Rule 14a-8 stockholder proposals must be received by the Company at its office at 875 Third Avenue, 28th Floor, New York, New York 10022, no later than December 17, 2019.

In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us not earlier than the close of business on the 150th day, and not later than the close of business on the 120th day, prior to the first anniversary of the preceding year's annual meeting. In the event that the date of the annual meeting is greater than 30 days before, or greater than 60 days after such anniversary date, notice by the stockholders to be timely must be so delivered not earlier than the close of business on the 150th day prior to the date of such annual meeting and not later than the close of business on the later of (i) the 120th day prior to such annual meeting and, (ii) if the first public announcement of the date of such meeting is fewer than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Currently, we expect our 2020 Annual Meeting to be no greater than 30 days before and no greater than 60 days after the anniversary date of the 2019 Annual Meeting. Accordingly, for our 2020 Annual Meeting, assuming that we do not issue a public announcement changing the date of the meeting, notice of a nomination or proposal must be delivered to us no later than January 29, 2020 and no earlier than December 30, 2019. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures, or the procedures set forth in the bylaws.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as "householding," reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

  •
  If the shares are registered in the name of the stockholder, the stockholder should contact us in writing at our offices at 875 Third Avenue, 28th Floor, New York, New York 10022, to inform us of his or her request; or

  •
  If a broker, bank, broker-dealer, custodian or other similar organization holds the shares, the stockholder should contact that organization directly.

WHERE YOU CAN FIND MORE INFORMATION

Focus makes available free of charge, through its website at www.focusfinancialpartners.com, under the headings "Investor Relations / Financials & Filings", its annual report to stockholders, 2018 Annual Report on

40    Focus Financial Partners 2019 Proxy Statement

Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement and form of proxy and all amendments to these reports no later than the day on which such materials are first sent to security holders or made public.

Focus will provide, without charge to a stockholder upon written request, a copy of Focus' annual report to stockholders, 2018 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement and form of proxy and all amendments to those reports. Written requests for copies should be sent to the attention of Corporate Secretary, Focus Financial Partners Inc., 875 Third Avenue, 28th Floor, New York, NY 10022. Copies may also be accessed electronically via the SEC website at https://www.sec.gov. The Annual Report on Form 10-K for the year ended December 31, 2018 is not part of the proxy solicitation materials.

By Order of the Board of Directors,

J. Russell McGranahan General Counsel and Corporate Secretary

Focus Financial Partners 2019 Proxy Statement    41

FOCUS®

FOCUS®
FINANCIAL PARTNERS

www.focusfinancialpartners.com

ANNUAL MEETING OF STOCKHOLDERS OF FOCUS FINANCIAL PARTNERS INC. May 28, 2019 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report are available at http://www.astproxyportal.com/ast/22304/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20330000000000000000 9 052819 Directors of Deloitte & Touche LLP to serve as Focus Financial year ending December 31, 2019. proxy will be voted “FOR” the election to the Board of Directors of each of the changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Elect of Di the d ion of three directors to serve as Class I directors on the board of directors of Focus Financial Partners Inc. (the “Board rectors”) until the annual meeting of stockholders in 2022, or until their successors are elected and qualified or, if earlier, irectors’ death, disability, resignation, disqualification or removal: 1. Election of Directors: NOMINEES: FOR ALL NOMINEESO Ruediger Adolf O James D. Carey WITHHOLD AUTHORITYO Christopher J. Harrington FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Ratification of the selection by the audit committee of the Board of Partners Inc.’s independent registered public accounting firm for the In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this nominees listed in Proposal 1 and “FOR” Proposal 2. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

- 0 FOCUS FINANCIAL PARTNERS INC. Proxy for Annual Meeting of Stockholders on May 28, 2019 Solicited on Behalf of the Board of Directors The undersigned hereby appoints James Shanahan and J. Russell McGranahan, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Class A common stock and Class B common stock of Focus Financial Partners Inc. (the "Company") which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of the Company, to be held May 28, 2019 at 9:00 a.m. Eastern Time, at the Melville Marriott Long Island, 1350 Walt Whitman Road, Melville, New York 11747, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.) 14475 1.1